Exhibit 99.1

NEWS RELEASE

Gray Reports Record Operating Results for the Quarter Ended June 30, 2019

Atlanta, Georgia – August 7, 2019. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) today announces record results of operations for the three-months ended June 30, 2019.

Financial Highlights and Selected Operating Data:

●	Record Second Quarter Results - Our revenue for the second quarter of 2019 was our best second quarter ever at $508 million, an increase of $258 million, or 103%, from the second quarter of 2018.

●

Integration of Raycom – We have made great progress integrating Gray and Raycom operationally. We have completed various actions that we expect will yield approximately $85 million of annualized first-year synergies, $5 million more than previously estimated.  As we continue the integration, we may be able to secure additional revenue and cost synergies by year end.

●

Transaction Related Expenses and Non-Cash Stock-based Compensation - During our second quarter and year to date periods, in connection with acquisition activities (including pending transactions), we incurred transaction related expenses (“Transaction Related Expenses”) which are incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition we have recorded certain non-cash stock based compensation expenses. These expenses are summarized as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Transaction Related Expenses:
Broadcast	$1	$3	$37	$3
Corporate and administrative	1	4	33	4
Total Transaction Related Expenses	$2	$7	$70	$7

Total non-cash stock-based compensation	$2	$1	$5	$3

●

Selected Statement of Operations Data - Selected statement of operations data on an As-Reported basis and excluding the impact of Transaction Related Expenses and non-cash stock-based compensation for the second quarter and year to date periods for 2019 and 2018 as follows (in millions, except for per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
As-Reported:
Net income attributable to common stockholders	$31	$41	$-	$61
Net income attributable to common stockholders, diluted, per share	$0.31	$0.46	$-	$0.68
Adjusted EBITDA (1)	$168	$105	$318	$176

Excluding Transaction Related Expenses and non-cash stock-based comp:
Net income attributable to common stockholders (1)	$34	$47	$56	$68
Net income attributable to common stockholders, diluted, per share (1)	$0.34	$0.53	$0.56	$0.76

(1) See reconciliation of non-GAAP amounts to net income, included elsewhere herein.

●

Total Leverage Ratio, Net of all Cash - As of June 30, 2019, our total leverage ratio, as defined in our senior credit facility, was 4.71 times on a trailing eight-quarter basis, netting our total cash balance of $251 million and giving effect to all Transaction Related Expenses. We currently anticipate that our leverage ratio will continue to decline into the “4’s by the end of this year and further decline into the “3’s” by the end of 2020.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Combined Historical Basis Information

We refer to the businesses acquired and stations divested, due to market overlaps, in connection with, the merger with Raycom Media, Inc. (the “Raycom Merger”) completed on January 2, 2019 and the United Acquisition completed on May 1, 2019 as the “2019 Acquisitions.” Including the 2019 Acquisitions, from January 1, 2017 through June 30, 2019, we completed 7 acquisition transactions and 2 divestiture transactions. Due to the significant effect that these transactions have had on our results of operations, and in order to provide more meaningful period over period comparisons, we present certain financial information below on a “Combined Historical Basis” or “CHB.” Our Combined Historical Basis presentation reflects financial results that have been compiled by adding Gray’s historical revenue, broadcast expenses and corporate and administrative expenses to the historical revenue, broadcast expenses and corporate and administrative expenses of the net stations acquired in those acquisitions, and subtracting the historical revenues and broadcast expenses of the divested stations as if all stations had been acquired or divested, respectively, on January 1, 2017, the beginning of the earliest period that CHB information is presented herein. For more information on CHB, see “Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms” at the end of this release.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 2 of 22

Selected Operating Data (unaudited):
	As-Reported Basis
	Three Months Ended June 30,
			% Change		% Change
			2019 to		2019 to
	2019	2018	2018	2017	2017
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$499	$250	100%	$227	120%
Production companies	9	-		-
Total revenue	$508	$250	103%	$227	124%

Political advertising	$5	$18	(72)%	$4	25%

Operating expenses (1)(3):
Broadcast	$314	$142	121%	$134	134%
Production companies	$9	$-		$-
Corporate and administrative	$21	$11	91%	$8	163%

Net income available to common stockholders	$31	$41	(24)%	$71	(56)%

Non-GAAP cash flow (2):
Broadcast Cash Flow(3)	$185	$108	71%	$93	99%
Broadcast Cash Flow Less
Cash Corporate Expenses(3)	$166	$98	69%	$86	93%
Free Cash Flow	$69	$59	17%	$56	23%

Transaction Related Expenses included in operating expenses (4):
Broadcast	$1	$3		$-
Production companies	$-	$-		$-
Corporate and administrative	$1	$4		$1

	As-Reported Basis
	Six Months Ended June 30,
			% Change		% Change
			2019 to		2019 to
	2019	2018	2018	2017	2017
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$980	$477	105%	$430	128%
Production companies	46	-		-
Total revenue	$1,026	$477	115%	$430	139%

Political advertising	$8	$24	(67)%	$5	60%

Operating expenses (1)(3):
Broadcast	$670	$292	129%	$267	151%
Production companies	$44	$-		$-
Corporate and administrative	$69	$19	263%	$16	331%

Net income available to common stockholders	$-	$61	(100)%	$81	(100)%

Non-GAAP cash flow (2):
Broadcast Cash Flow(3)	$308	$186	66%	$164	88%
Broadcast Cash Flow Less
Cash Corporate Expenses(3)	$244	$169	44%	$150	63%
Free Cash Flow	$73	$92	(21)%	$93	(22)%

Transaction Related Expenses included in operating expenses (4):
Broadcast	$37	$3		$1
Production companies	$-	$-		$-
Corporate and administrative	$33	$4		$1

(1)	Excludes depreciation, amortization and (gain) loss on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included elsewhere herein.
(3)

Amounts in 2017 have been reclassified for the implementation of Accounting Standards Update 2017-07, Compensation – Retirement Benefits (Topic 715) – Improving the Presentation of Net Periodic Pension Cost and Net Postretirement Benefit Cost (“ASU 2017-07”).

(4)

Transaction Related Expenses are incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 3 of 22

Selected Operating Data - Continued (unaudited):
	Combined Historical Basis
	Three Months Ended June 30,
			% Change		% Change
			2019 to		2019 to
	2019	2018	2018	2017	2017
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$499	$498	0%	$457	9%
Production companies	9	9	0%	8	13%
Total revenue	$508	$507	0%	$465	9%

Political advertising	$5	$31	(84)%	$7	(29)%

Operating expenses (1)(3):
Broadcast	$314	$299	5%	$285	10%
Production companies	$9	$9	0%	$7	29%
Corporate and administrative	$21	$18	17%	$15	40%

Non-GAAP cash flow (2):
Broadcast Cash Flow	$184	$199	(8)%	$174	6%
Broadcast Cash Flow Less
Cash Corporate Expenses (3)	$166	$186	(11)%	$162	2%
Operating Cash Flow as defined in our 2019 Senior Credit Facility (3)	$167	$210	(20)%	$183	(9)%
Free Cash Flow	$70	$124	(44)%	$82	(15)%

Transaction Related Expenses included in operating expenses (4):
Broadcast	$1	$3		$-
Production companies	$-	$-		$-
Corporate and administrative	$1	$4		$1

	Combined Historical Basis
	Six Months Ended June 30,
			% Change		% Change
			2019 to		2019 to
	2019	2018	2018	2017	2017
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$983	$950	3%	$884	11%
Production companies	46	45	2%	43	7%
Total revenue	$1,029	$995	3%	$927	11%

Political advertising	$8	$40	(80)%	$8	0%

Operating expenses (1)(3):
Broadcast	$673	$602	12%	$576	17%
Production companies	$44	$42	5%	$40	10%
Corporate and administrative	$69	$35	97%	$28	146%

Non-GAAP cash flow (2):
Broadcast Cash Flow	$345	$356	(3)%	$319	8%
Broadcast Cash Flow Less
Cash Corporate Expenses (3)	$281	$327	(14)%	$295	(5)%
Operating Cash Flow as defined in our 2019 Senior Credit Facility (3)	$314	$371	(15)%	$335	(6)%
Free Cash Flow	$143	$198	(28)%	$156	(8)%

Transaction Related Expenses included in operating expenses (4):
Broadcast	$37	$3		$1
Production companies	$-	$-		$-
Corporate and administrative	$33	$4		$1

(1)	Excludes depreciation, amortization and (gain) loss on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included elsewhere herein.
(3)

Amounts in 2017 have been reclassified for the implementation of Accounting Standards Update 2017-07, Compensation – Retirement Benefits (Topic 715) – Improving the Presentation of Net Periodic Pension Cost and Net Postretirement Benefit Cost (“ASU 2017-07”).

(4)

Transaction Related Expenses are incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 4 of 22

Results of Operations for the Second Quarter of 2019

Revenue (less agency commissions) on As-Reported Basis.

The table below presents our revenue (less agency commissions) on an as-reported basis by type for the second quarter of 2019 and 2018 (dollars in millions):

	Three Months Ended June 30,
	2019		2018		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$226	44.5%	$113	45.2%	$113	100%
National	56	11.0%	30	12.0%	26	87%
Political	5	1.0%	18	7.2%	(13)	(72)%
Retransmission consent	201	39.6%	85	34.0%	116	136%
Production companies	9	1.8%	-	0.0%	9	100%
Other	11	2.1%	4	1.6%	7	175%
Total	$508	100.0%	$250	100.0%	$258	103%

The 2019 Acquisitions accounted for $264 million of the increase in our total revenue for the second quarter of 2019 compared to the second quarter of 2018. Excluding the revenue attributable to the 2019 Acquisitions, revenue increased primarily due to increases in local and retransmission revenue, but was partially offset by decreases in political advertising revenue, resulting primarily from 2019 being an “off-year” of the two-year political advertising cycle.

Revenue (less agency commissions) on Combined Historical Basis.

On a Combined Historical Basis, total revenue increased $2 million to $508 million in the second quarter of 2019 compared to $507 million in the second quarter of 2018. On a Combined Historical Basis, the changes in revenue for the second quarter of 2019 compared to the second quarter of 2018 were approximately as follows:

●	Local advertising revenue (including internet/digital/mobile) decreased $4 million, or 2%, to $226 million.

●	National advertising revenue decreased $5 million, or 8%, to $56 million.

●	Political advertising revenue decreased $26 million, or 84%, to $5 million.

●	Retransmission consent revenue increased $37 million, or 23%, to $201 million.

●	Production company revenue was unchanged at $9 million.

●	Other revenue decreased $1 million, or 8%, to $11 million.

The decreases in local and national advertising revenue were consistent with our guidance yet, on a relative basis showed improvement from the results of our first quarter 2019 compared to 2018. Political advertising revenue decreased consistent with 2019 being an “off-year” in the two-year political advertising cycle, yet it significantly exceeded our guidance for the second quarter of 2019 due to apparently stronger and more widespread demand from political ad buyers across our larger portfolio of stations than we had anticipated. Retransmission consent revenue continued to grow, reflecting the increasing rate environment. Retransmission revenue for the quarter was below our guidance range due to issues with the incorporation of the 2019 Acquisitions into our forecasting models. Our subscriber count remained stable and within our modeled range for the second quarter.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 5 of 22

Operating Expenses (before depreciation, amortization and gain or loss on disposal of assets) on As- Reported Basis.

Broadcast operating expenses increased $172 million, or 121%, to $314 million for the second quarter of 2019 compared to the second quarter of 2018. The 2019 Acquisitions accounted for all of the increase in broadcast operating expenses for the second quarter of 2019. Our operating expenses for the second quarter of 2019 were better than previously expected. Broadcast operating expenses of $314 million for the second quarter of 2019 was well below our earlier guidance range of $318 million to $320 million.

Production company operating expenses, which relate to the video production companies acquired in the Raycom Merger, were $9 million in the second quarter of 2019. Approximately half of these operating expenses were for personnel costs and approximately half for production operating costs at sporting and other events.

Corporate and administrative expenses increased $10 million, or 91%, to $21 million in the second quarter of 2019. The increase reflects, in part, the following:

●	Non-compensation expense increased by $3 million, including Transaction Related Expenses of $1 million in professional fees related to the 2019 Acquisitions and $1 million for corporate events.

●

Compensation expense increases of $7 million, primarily due to $3 million of severance pay, $1 million of incentive compensation and $2 million of increases in regular salaries and wages of which a portion was a result of the 2019 Acquisitions. Non-cash stock-based compensation expenses were $2 million and $1 million in the second quarters of 2019 and 2018, respectively.

Operating Expenses (before depreciation, amortization and gain or loss on disposal of assets) on Combined Historical Basis.

On a Combined Historical Basis, broadcast operating expenses increased $15 million, or 5%, to $314 million in the second quarter of 2019 compared to the second quarter of 2018. The increase reflects, in part, the following:

•

Retransmission expense paid to broadcast networks increased $20 million, or 24%, to $104 million in the second quarter of 2019 compared to the second quarter of 2018 consistent with increases in retransmission consent revenue. Transaction Related Expenses in the second quarter of 2019 included $1 million in fees related to the termination of sales representation agreements.

•

Compensation expense decreased by approximately $5 million, or 3%, in the second quarter of 2019 compared to the second quarter of 2018. Approximately half of the decrease resulted from the elimination of redundant positions related to the 2019 Acquisitions. Non-cash stock-based compensation expenses were $1 million in the second quarter of 2019, but were not significant in the second quarter of 2018.

On a Combined Historical Basis, production company operating expenses were unchanged at $9 million in the second quarter of 2019 compared to the second quarter of 2018.

On a Combined Historical Basis, corporate and administrative operating expenses increased $3 million, or 17%, to $21 million in the second quarter of 2019 as compared to the second quarter of 2018. The increase included Transaction Related Expenses of $1 million. Non-cash stock-based compensation expenses were $2 million and $1 million in the second quarters of 2019 and 2018, respectively.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 6 of 22

Results of Operations for the Six-Month Period Ended June 30, 2019

Revenue (less agency commissions) on As-Reported Basis.

The table below presents our revenue (less agency commissions) on an as-reported basis by type for the six-month periods ended June 30, 2019 and 2018 (dollars in millions):

	Six Months Ended June 30,
	2019		2018		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$437	42.6%	$219	45.9%	$218	100%
National	106	10.3%	54	11.4%	52	96%
Political	8	0.8%	24	5.0%	(16)	(67)%
Retransmission consent	405	39.5%	171	35.8%	234	137%
Production companies	46	4.5%	-	0.0%	46	100%
Other	24	2.3%	9	1.9%	15	167%
Total	$1,026	100.0%	$477	100.0%	$549	115%

Total revenue increased $549 million, or 115%, to $1.026 billion for the six-months ended June 30, 2019 compared to the six-months ended June 30, 2018. The stations and production companies acquired in the 2019 Acquisitions accounted for $545 million of the increase in our total revenue for the 2019 six-month period. Excluding the revenue attributable to these stations, revenue increased due to increases in retransmission revenue.

Revenue (less agency commissions) on Combined Historical Basis.

On a Combined Historical Basis, total revenue increased $34 million to $1.029 billion in the 2019 six-month period compared to $995 million in the 2018 six-month period. On a Combined Historical Basis, the changes in revenue for the of 2019 six-month period compared to the 2018 six-month period were approximately as follows:

•	Local advertising revenue (including internet/digital/mobile) decreased $6 million, or 1%, to $439 million.

•	National advertising revenue decreased $9 million, or 8%, to $106 million.

•	Political advertising revenue decreased $32 million, or 80%, to $8 million.

•	Retransmission consent revenue increased $79 million, or 24%, to $406 million.

•	Production company revenue increased $1 million, or 2%, to $46 million.

•	Other revenue increased $1 million, or 4%, to $24 million.

The decreases in local and national advertising revenue largely reflect softness in the automobile category. Political advertising revenue decreased consistent with 2019 being an off-year in the two-year political advertising cycle. Retransmission consent revenue continues to grow reflecting the increasing rate environment and increasing OTT subscriber revenue.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 7 of 22

Operating Expenses (before depreciation, amortization and gain or loss on disposal of assets) on As-Reported Basis.

Broadcast operating expenses increased $378 million, or 129%, to $670 million for 2019 six-month period compared to the 2018 six-month period. The 2019 Acquisitions and the Transaction Related Expenses of $37 million accounted for nearly all of the increase in broadcast operating expenses for the 2019 six-month period.

Production company operating expenses, related to the video production companies acquired in the Raycom Merger, were $44 million in the 2019 six-month period.

Corporate and administrative expenses increased $50 million, or 263%, to $69 million in 2019 six-month period compared to the 2018 six-month period. The increase reflects, in part, the following:

●

Non-compensation expenses increased $28 million, primarily due to Transaction Related Expenses of $23 million for professional fees related to the 2019 Acquisitions and to $2 million for corporate events.

●

Compensation expense increased $22 million, primarily due to Transaction Related Expenses of $10 million of incentive compensation and severance costs. Non-cash stock-based compensation expenses were $4 million and $2 million in the 2019 and 2018 six-month periods, respectively.

Operating Expenses (before depreciation, amortization and gain or loss on disposal of assets) on Combined Historical Basis.

On a Combined Historical Basis, broadcast operating expenses increased $71 million, or 12%, to $673 million in the 2019 six-month period compared to the 2018 six-month period. The increase reflects, in part, the following:

●

Retransmission expense increased $39 million, or 23%, to $209 million in the 2019 six-month period, compared to the 2018 six-month period, which was consistent with the increase in retransmission consent revenue. Professional services expense increased $22 million, or 61%, to $58 million primarily as a result of Transaction Related Expenses of $29 million for costs incurred to terminate sales representation agreements, partially offset by decreases in other expenses.

●

Compensation expense increased by approximately $6 million, or 2%, in the 2019 six-month period, compared to the 2018 six-month period. Compensation expenses also included Transaction Related Expenses of approximately $8 million primarily due to incentive compensation and severance costs related to the 2019 Acquisitions, offset by $2 million of decreases in various other components of compensation expense. Non-cash stock-based compensation expenses were $1 million in each of the second quarters of 2019 and 2018, respectively.

On a Combined Historical Basis, Production company operating expenses, related to the production companies acquired in the Raycom Merger, were $44 million in the 2019 six-month period, compared to $42 million in the 2018 six-month period.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 8 of 22

On a Combined Historical Basis, corporate and administrative expenses increased $34 million, or 97%, to $69 million in 2019 six-month period compared to the 2018 six-month period. The increase reflects the following:

●	Non-compensation expense increased by $23 million to $39 million, due to Transaction Related Expenses of $23 million for professional fees.

●

Compensation expense increased $12 million to $30 million, resulting from Transaction Related Expenses of $10 million for incentive compensation and severance compensation expenses. Non-cash stock-based amortization expenses were $4 million and $2 million in the 2019 and 2018 six-month periods, respectively.

Taxes.

During the 2019 and 2018 six-month periods, we made aggregate federal and state income tax payments of approximately $8 million and $12 million, respectively. During the remainder of 2019, we anticipate making income tax payments (net of refunds) of approximately $3 million. We have approximately $770 million of federal operating loss carryforwards, which expire during the years 2021 through 2037. We expect to have federal taxable income in the carryforward periods, therefore we believe that it is more likely than not that these federal operating loss carryforwards will be fully utilized. Additionally, we have an aggregate of approximately $858 million of various state operating loss carryforwards, of which we expect that the majority will be utilized.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 9 of 22

Gray Television, Inc.

Selected Operating Data (Unaudited)

(in millions, except for per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenue (less agency commissions)
Broadcasting	$499	$250	$980	$477
Production companies	9	-	46	-
Total revenue (less agency commissions)	508	250	1,026	477
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcast	314	142	670	292
Production companies	9	-	44	-
Corporate and administrative	21	11	69	19
Depreciation	20	13	40	27
Amortization of intangible assets	28	5	57	11
Gain on disposals of assets, net	(3)	(1)	(13)	(2)
Operating expenses	389	170	867	347
Operating income	119	80	159	130
Other income (expense):
Miscellaneous income, net	1	1	4	1
Interest expense	(58)	(25)	(116)	(49)
Income before income tax expense	62	56	47	82
Income tax expense	18	15	21	21
Net income	44	41	26	61
Preferred stock dividends	13	-	26	-
Net income attributable to common stockholders	$31	$41	$-	$61

Basic per share information:
Net income attributable to common stockholders	$0.31	$0.46	$-	$0.69
Weighted-average shares outstanding	100	88	100	88

Diluted per share information:
Net income attributable to common stockholders	$0.31	$0.46	$-	$0.68
Weighted-average shares outstanding	101	88	100	89

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 10 of 22

Other Financial Data:

	As of
	June 30,	December 31,
	2019	2018
	(in millions)

Cash	$251	$667
Restricted Cash	$-	$752
Long-term debt, including current portion	$3,895	$2,549
Borrowing availability under our revolving credit facility	$200	$100

	Six Months Ended June 30,
	2019	2018
	(in millions)

Net cash provided by operating activities	$105	$98
Net cash used in investing activities	(2,599)	(22)
Net cash provided by (used in) financing activities	1,326	(27)
Net (decrease) increase in cash	$(1,168)	$49

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 11 of 22

Guidance for the Three-Months Ending September 30, 2019

Based on our current forecasts for the quarter ending September 30, 2019 (the “third quarter of 2019”) and excluding the anticipated results of any pending transactions, we anticipate the following changes from the quarter ended September 30, 2018 (the “third quarter of 2018”) on an As-Reported basis as outlined below:

	As Reported Basis
Selected operating data:	Three Months Ending September 30,
	Low End Guidance			High End Guidance
	Low	Amount	Percentage	High	Amount	Percentage
	Guidance	Change	Change	Guidance	Change	Change
	for	From	From	for	From	From
	the Third	Third	Third	the Third	Third	Third	Third
	Quarter of	Quarter of	Quarter of	Quarter of	Quarter of	Quarter of	Quarter of
	2019	2018	2018	2019	2018	2018	2018
	(dollars in millions)
REVENUE (less agency commissions):
Broadcast:
Local (including internet/digital/mobile)	$215	$108	101%	$220	$113	106%	$107
National	55	26	90%	57	28	97%	29
Political	11	(37)	(77)%	12	(36)	(75)%	48
Retransmission consent	200	108	117%	202	110	120%	92
Other	9	6	200%	10	7	233%	3
Total Broadcast revenue	490	211	76%	501	222	80%	279
Production companies revenue	19	19		20	20		-
Total revenue	$509	$230	82%	$521	$242	87%	$279

OPERATING EXPENSES (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$213	$109	105%	$214	$110	106%	$104
Retransmission expense	107	66	161%	108	67	163%	41
Transaction Related Expenses	-	-		1	1		-
Non-cash stock-based compensation	2	2		2	2		-
Total broadcast expense	$322	$177	122%	$325	$180	124%	$145

Production companies expense	$14	$14		$15	$15		$-

Corporate and administrative:
Corporate expenses	$12	$4	50%	$13	$5	63%	$8
Transaction Related Expenses	5	3	150%	6	4	200%	2
Non-cash stock-based compensation	2	1	100%	2	1	100%	1
Total corporate and administrative expense	$19	$8	73%	$21	$10	91%	$11

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 12 of 22

Based on our current forecasts for the third quarter of 2019 and excluding the anticipated results of any pending transactions, we anticipate the following changes from the third quarter of 2018 on a Combined Historical Basis as outlined below:

Selected operating data:	Combined Historical Basis
	Three Months Ending September 30,
	Low End Guidance			High End Guidance
	Low CHB	Amount	% Change	High CHB	Amount	% Change
	Guidance	Change	From	Guidance	Change	From
	for	From	CHB	for	From	CHB	CHB
	the Third	Third	Third	the Third	Third	Third	Third
	Quarter of	Quarter of	Quarter of	Quarter of	Quarter of	Quarter of	Quarter of
	2019	2018	2018	2019	2018	2018	2018
	(dollars in millions)
REVENUE (less agency commissions):
Broadcast:
Local (including internet/digital/mobile)	$215	$(5)	(2)%	$220	$-	0%	$220
National	55	(5)	(8)%	57	(3)	(5)%	60
Political	11	(57)	(84)%	12	(56)	(82)%	68
Retransmission consent	200	30	18%	202	32	19%	170
Other	9	(2)	(18)%	10	(1)	(9)%	11
Total Broadcast revenue	490	(39)	(7)%	501	(28)	(5)%	529
Production companies revenue	19	-	0%	20	1	5%	19
Total revenue	$509	$(39)	(7)%	$521	$(27)	(5)%	$548

OPERATING EXPENSES (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$213	$(2)	(1)%	$214	$(1)	0%	$215
Retransmission expense	107	18	20%	108	19	21%	89
Transaction Related Expenses	-	-	0%	1	1	0%	-
Non-cash stock-based compensation	2	2		2	2		-
Total broadcast expense	$322	$18	6%	$325	$21	7%	$304

Production companies expense	$14	$(1)	(7)%	$15	$-	0%	$15

Corporate and administrative:
Corporate expenses	12	$(2)	(14)%	13	$(1)	(7)%	14
Transaction Related Expenses	5	3	150%	6	4	200%	2
Non-cash stock-based compensation	2	(1)	(33)%	2	(1)	(33)%	3
Total corporate and administrative expense	$19	$-	0%	$21	$2	11%	$19

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 13 of 22

The Company

We are a television broadcast company headquartered in Atlanta, Georgia. Upon the completion of the Raycom Merger on January 2, 2019, we became the largest owner of top-rated local television stations and digital assets in the United States. Currently, we own television stations in 93 television markets broadcasting over 400 separate program streams including approximately 150 affiliates of the ABC Network (“ABC”), the NBC Network (“NBC”), the CBS Network (“CBS”) and the FOX Network (“FOX”). We refer to these major broadcast networks collectively as the “Big Four” networks. Our television stations ranked first or second among all local television stations in 87 of our 93 markets between December 2017 and November 2018. Our station portfolio reaches approximately 24% of total United States television households. We also own video program production, marketing, and digital businesses including Raycom Sports, Tupelo-Raycom, and RTM Studios, the producer of PowerNation programs and content, which we refer to collectively as our “production companies.”

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our current expectations and beliefs of operating results for the third quarter of 2019 or other periods, future income tax payments and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2018 and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC's website at www.sec.gov.

Conference Call Information

We will host a conference call to discuss our second quarter operating results on August 7, 2019. The call will begin at 11:00 AM Eastern Time. The live dial-in number is 1(855) 493-3489 and the confirmation code is 1280116. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1(855) 859-2056, Confirmation Code: 1280116 until September 7, 2019.

Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5512

Pat LaPlatney, President and Co-Chief Executive Officer, 334-206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 14 of 22

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From October 31, 2013, through June 30, 2019, we completed 25 acquisition transactions and 5 divestiture transactions. As more fully described in our Form 10-Q to be filed with the Securities and Exchange Commission today and in our prior disclosures, these transactions added television stations in 64 new television markets to our operations. We refer to the 2019 Acquisitions collectively with all other television stations acquired on or subsequent to January 1, 2017 as the “Acquisitions.”

Due to the significant effect that the Acquisitions have had on our results of operations, and in order to provide more meaningful period over period comparisons, we present herein certain financial information on a Combined Historical Basis (or “CHB”). Unless otherwise defined, Combined Historical Basis reflects financial results that have been compiled by adding Gray’s historical revenue, operating expenses and corporate and administrative expenses to the historical revenue, operating expenses and corporate and administrative expenses of the Acquisitions and subtracting the historical revenues and operating expenses of divested stations, and gives effect to the financing transactions for Acquisitions as if they had been acquired or divested, respectively, on January 1, 2017, the beginning of the earliest period that CHB information is presented.

Combined Historical Basis financial information does not include any adjustments for other events attributable to the Acquisitions. Certain of the Combined Historical Basis financial information has been derived from, and adjusted based on unaudited, unreviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from the Combined Historical Basis financial information if the Acquisitions had been completed at the stated date. In addition, the presentation of Combined Historical Basis may not comply with accounting principles generally accepted in the United States of America (“GAAP”) or the requirements for proforma financial information under Regulation S-X under the Securities Act. Gray is providing the third quarter of 2019 guidance estimates on a Combined Historical Basis, which incorporate certain non–GAAP financial measures that are dependent on financial results that are not yet determinable with certainty. Therefore, we are unable to present a quantitative reconciliation of the estimated non-GAAP financial measures to their most directly comparable GAAP financial measures because such information is not available and management cannot reliably estimate all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

From time to time, Gray supplements its financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Free Cash Flow, Operating Cash Flow as defined in the Senior Credit Agreement, Adjusted EBITDA and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income plus loss from early extinguishment of debt, corporate and administrative expenses, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense and non-cash 401(k) expense, less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, and non-cash 401(k) expense, less any gain on disposal of assets, any miscellaneous income, any income tax benefits and any payments for program broadcast rights.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 15 of 22

We define Free Cash Flow as net income plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, amortization of deferred financing costs, any income tax expense and non-cash 401(k) expense, less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, contributions to pension plans, amortization of original issue premium on our debt, purchases of property and equipment (net of reimbursements) and the payment of income taxes (net of any refunds received).

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, interest expense, any income tax expense, non-cash 401(k) expense and trade expense less any gain on disposal of assets, any income tax benefits, payments for program broadcast rights, trade income, and contributions to pension plans. Operating Cash Flow as defined in our Senior Credit Agreement gives effect to the revenue and broadcast expenses of the Acquisitions as if they had been acquired or divested, respectively, on January 1, 2017. It also gives effect to certain operating synergies expected from the Acquisitions and related financings and adds back professional fees incurred in completing the Acquisitions. Certain of the financial information related to the Acquisitions has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the Acquisitions had been completed at the stated date. In addition, the presentation of Operating Cash Flow as defined in the Senior Credit Agreement and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act.

We define Adjusted EBITDA as net income plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization of intangible assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses less any gain on disposal of assets, any miscellaneous income, any income tax benefits.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees; severance and incentive compensation; and contract termination fees. We present certain line-items from our selected operating data net of Transaction Related Expenses in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 16 of 22

Reconciliation of Non-GAAP Terms on As Reported Basis, in millions:

	Three Months Ended June 30,
	2019	2018	2017

Net income	$44	$41	$71
Adjustments to reconcile from net income to
Free Cash Flow:
Depreciation	20	13	13
Amortization of intangible assets	28	5	6
Non-cash stock-based compensation	2	1	1
(Gain) loss on disposals of assets, net	(3)	(1)	(77)
Miscellaneous income, net (1)	(1)	(1)	-
Interest expense	58	25	24
Income tax expense	18	15	48
Amortization of program broadcast rights	10	5	5
Payments for program broadcast rights	(10)	(5)	(5)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	19	10	7
Broadcast Cash Flow (1)	185	108	93
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(19)	(10)	(7)
Broadcast Cash Flow Less Cash Corporate Expenses (1)	166	98	86
Contributions to pension plans	-	-	-
Interest expense	(58)	(25)	(24)
Amortization of deferred financing costs	3	1	1
Preferred dividends	(13)	-	-
Purchases of property and equipment	(26)	(13)	(6)
Reimbursements of property and equipment purchases	5	1	-
Income taxes paid, net of refunds	(8)	(3)	(1)
Free Cash Flow	$69	$59	$56

(1)	Amounts in 2017 have been reclassified to give effect to the implementation of ASU 2017-07.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 17 of 22

Reconciliation of Non-GAAP Terms on As Reported Basis, in millions:

	Six Months Ended June 30,
	2019	2018	2017

Net income	$26	$61	$81
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	40	27	26
Amortization of intangible assets	57	11	12
Non-cash stock based compensation	5	3	3
(Gain) loss on disposals of assets, net	(13)	(2)	(77)
Miscellaneous income, net (1)	(4)	(1)	-
Interest expense	116	49	47
Loss from early extinguishment of debt	-	-	3
Income tax expense	21	21	55
Amortization of program broadcast rights	20	11	10
Payments for program broadcast rights	(24)	(11)	(10)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	64	17	14
Broadcast Cash Flow (1)	308	186	164
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(64)	(17)	(14)
Broadcast Cash Flow Less Cash Corporate Expenses (1)	244	169	150
Contributions to pension plans	-	-	(1)
Interest expense	(116)	(49)	(47)
Amortization of deferred financing costs	6	2	2
Preferred dividends	(26)	-	-
Purchases of property and equipment	(44)	(20)	(10)
Reimbursements of property and equipment purchases	17	2	-
Income taxes paid, net of refunds	(8)	(12)	(1)
Free Cash Flow	$73	$92	$93

(1)	Amounts in 2017 have been reclassified to give effect to the implementation of ASU 2017-07.

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 18 of 22

Reconciliation of Non-GAAP Terms on Combined Historical Basis, in millions:

	Three Months Ended
	June 30,
	2019	2018	2017

Net income	$44	$60	$53
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	20	22	22
Amortization of intangible assets	28	30	32
Non-cash stock-based compensation	2	5	4
(Gain) loss on disposals of assets, net	(6)	(1)	(77)
Miscellaneous income, net	-	(2)	-
Interest expense	58	58	58
Income tax expense	18	13	70
Amortization of program broadcast rights	10	10	9
Payments for program broadcast rights	(10)	(10)	(10)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	18	13	12
Broadcast Transaction Related Expenses	1	3	-
Broadcast other adjustments	1	(2)	1
Broadcast Cash Flow	184	199	174
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(18)	(13)	(12)
Broadcast Cash Flow Less Cash Corporate Expenses	166	186	162
Corporate Transaction Related Expenses	1	4	1
Synergies and other adjustments	-	20	20
Operating Cash Flow as Defined in Senior Credit Agreement	167	210	183
Interest expense	(58)	(58)	(58)
Amortization of deferred financing costs	3	3	3
Preferred dividends	(13)	(13)	(13)
Purchases of property and equipment	(26)	(13)	(9)
Reimbursements of property and equipment purchases	5	1	-
Income taxes paid, net of refunds	(8)	(6)	(24)
Free Cash Flow	$70	$124	$82

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 19 of 22

Reconciliation of Non-GAAP Terms on Combined Historical Basis, in millions:

	Six Months Ended
	June 30,
	2019	2018	2017

Net income	$26	$80	$61
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	40	44	43
Amortization of intangible assets	57	61	64
Non-cash stock-based compensation	5	7	5
(Gain) loss on disposals of assets, net	(16)	(1)	(79)
Miscellaneous income, net	(4)	(2)	-
Interest expense	116	116	116
Loss from early extinguishment of debt	-	-	3
Income tax expense	21	19	76
Amortization of program broadcast rights	20	20	20
Payments for program broadcast rights	(24)	(20)	(20)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	64	29	24
Broadcast Transaction Related Expenses	37	3	1
Broadcast other adjustments	3	-	5
Broadcast Cash Flow	345	356	319
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(64)	(29)	(24)
Broadcast Cash Flow Less Cash Corporate Expenses	281	327	295
Contributions to pension plans	-	-	(1)
Corporate Transaction Related Expenses	33	4	1
Synergies and other adjustments	-	40	40
Operating Cash Flow as defined in Senior Credit Agreement	314	371	335
Interest expense	(116)	(116)	(116)
Amortization of deferred financing costs	6	6	6
Preferred dividends	(26)	(26)	(26)
Purchases of property and equipment	(44)	(25)	(19)
Reimbursements of property and equipment purchases	17	2	-
Income taxes paid, net of refunds	(8)	(14)	(24)
Free Cash Flow	$143	$198	$156

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 20 of 22

Reconciliation of Net Income to Adjusted EBITDA and the Effect of Transaction Related Expenses and Certain Non-cash Expenses, in millions except for per share information:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net income	$44	$41	$26	$61
Adjustments to reconcile from net income to Adjusted EBITDA:
Depreciation	20	13	40	27
Amortization of intangible assets	28	5	57	11
Non-cash stock-based compensation	2	1	5	3
(Gain) loss on disposals of assets, net	(3)	(1)	(13)	(2)
Miscellaneous income, net	(1)	(1)	(4)	(1)
Interest expense	58	25	116	49
Income tax expense	18	15	21	21
Total	166	98	248	169
Add: Transaction Related Expenses	2	7	70	7
Adjusted EBITDA	$168	$105	$318	$176

Net income attributable to common stockholders	$31	$41	$-	$61
Add: Transaction Related Expenses and non-cash stock-based compensation	4	8	75	10
Less: Income tax expense related to Transaction Related
Expenses and non-cash stock-based compensation	(1)	(2)	(19)	(3)
Net income attributable to common stockholders - excluding
Transaction Related Expenses and non-cash stock-based compensation	$34	$47	$56	$68

Net income attributable to common stockholders per common share, diluted - excluding Transaction Related Expenses and non-cash stock-based compensation	$0.34	$0.53	$0.56	$0.76

Diluted weighted-average shares outstanding	101	88	100	89

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 21 of 22

Reconciliation of Total Leverage Ratio, Net of All Cash, in millions except for ratio:

Eight Quarters Ended
June 30, 2019

Net income	$418
Adjustments to reconcile from net income to operating cash flow as defined in our Senior Credit Agreement:
Depreciation	120
Amortization of intangible assets	91
Non-cash stock-based compensation	18
(Gain) loss on disposal of assets, net	(27)
Interest expense	271
Income tax (benefit) expense	(26)
Amortization of program broadcast rights	52
Common stock contributed to 401(k) plan	4
Payments for program broadcast rights	(59)
Pension expense	(1)
Contributions to pension plans	(5)
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	639
Transaction Related Expenses	81
Operating Cash Flow as defined in our Senior Credit Agreement	$1,576
Operating Cash Flow as defined in our Senior Credit Agreement, divided by two	$788

June 30, 2019
Adjusted Total Indebtedness:
Total outstanding principal, including current portion	$3,963
Cash	(251)
Adjusted Total Indebtedness, Net of All Cash	$3,712

Total Leverage Ratio, Net of All Cash	4.71

Gray Television, Inc.
Earnings Release for the three and six-month periods ended June 30, 2019	Page 22 of 22